                                                                 Exhibit 10.1

                                                                 LOAN NO. 20-365


                        FIRST AMENDMENT TO LOAN DOCUMENTS

                THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this "AMENDMENT") is made as of the ___ day of June, 2001, between ALC OHIO, INC., a Nevada corporation, ALC PENNSYLVANIA, INC., a Nevada corporation, ALC IOWA, INC., a Nevada corporation, ALC NEBRASKA, INC., a Nevada corporation and ALC NEW JERSEY, INC., a Nevada corporation (collectively, the "ORIGINAL BORROWER"), ALC INDIANA, INC., a Nevada corporation ("ALC INDIANA"), ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("ALC"), the financial institutions who are or hereafter become parties to the Loan Agreement (as defined below) as Lenders, and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("HELLER"), as Agent and a Lender.

                                    RECITALS

                A. Original Borrower, Agent and Lenders have entered into that certain Loan Agreement dated as of February 20, 2001 (the "LOAN AGREEMENT"), pursuant to which Lenders agreed to make loans to Original Borrower in the aggregate principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00), subject to the terms and conditions set forth in the Loan Agreement. The Loan is evidenced by the Notes. As of the date hereof, Heller is the only Lender. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

                B. ALC and Original Borrower have requested that the Loan Agreement be amended to modify the restrictions on use of Loan proceeds, to reduce the aggregate amount of the Loans to Twenty Million and No/100 Dollars ($20,000,000.00), and to address other matters set forth herein. In order to induce Lenders enter into this Amendment and to make additional loans to Original Borrower and ALC Indiana (Original Borrower and ALC Indiana are hereinafter collectively referred to as "BORROWER") under the Loan Agreement as amended hereby (from which loans ALC will receive a material financial benefit), ALC is willing to sell and lease-back certain properties to Borrower in order to provide collateral for such loans.

                C. Borrower has requested, and Borrower, Agent and Lenders hereby agree, to modify the Loan Documents pursuant to the terms of this Amendment.

                NOW, THEREFORE, in consideration of the Recitals, which are hereby incorporated into and shall be deemed a part of this Amendment, of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, it is agreed by and among the parties hereto as follows:

                1. AMENDMENTS TO LOAN DOCUMENTS.

                (a) Notwithstanding anything to the contrary contained in the Loan Documents, Lenders shall have no obligation to make any disbursement of any proceeds of the Loan except as explicitly set forth in this Amendment. Without limiting the generality of the preceding sentence, Lenders shall have no obligation to make further disbursements with respect to the Pool 1 Properties (except to the extent expressly provided in this Amendment) or the Pool 2 Properties.

                (b) Borrower represents and warrants to Agent and Lenders that fee simple title to the real property more particularly described on Exhibit A attached hereto (collectively, the "POOL 3 PROPERTIES"), including the assisted living facilities and other improvements located thereon, is owned by the Borrower as indicated on Exhibit A. Borrower shall cause each of the Pool 3 Properties to become Included Properties on or before July 31, 2001. If Borrower fails to do so and Agent provides written notice thereof to Borrower, and Borrower does not cure such failure within five (5) business days of such notice, it shall be an Event of Default under the Loan Agreement with no further notice or cure period. In the event that one or more of the Pool 3 Properties is unacceptable to Agent in any way, Borrower shall upon request by Agent cause a new property or properties (from among the ALC Properties) acceptable to Agent to be substituted for such of the Pool 3 Properties which are unacceptable to Agent. Borrower shall execute and deliver to Agent all Loan Documents requested by Agent with respect to the Pool 3 Properties. The term "PROPERTIES" as defined in the Loan Agreement shall mean both the Pool 1 Properties and the Pool 3 Properties, and the term "PROPERTY" as defined in the Loan Agreement shall mean each Pool 1 Property and each Pool 3 Property.

                (c) The following is added to the Loan Agreement immediately following subsection 1.1.3:

        "1.1.4. INTEREST RESERVE. A portion of the proceeds of the Loan in the amount of Three Million and No/100 Dollars ($3,000,000.00) shall be retained by Lenders to fund an interest reserve (the "INTEREST RESERVE") and shall be advanced by Lenders to pay the interest due on the Loan to the extent that such interest for a calendar month exceeds Net Cash Flow from the Project for such calendar month, subject to the terms hereof. Lenders shall not be required to make any other disbursements from the Interest Reserve except as set forth above. No portion of the Interest Reserve shall bear interest hereunder unless and until such portion is advanced by Lenders.

                Absent a default hereunder or under any of the other Loan Documents, and subject to Agent's prior approval which may be withheld in Agent's sole discretion regardless of whether a default is then continuing under any of the Loan Documents, Lenders shall make disbursements from the Interest Reserve on the applicable due date for the payment of interest due on the Loan, in accordance with Section 1.4 hereof. Disbursements from the Interest Reserve shall be made no more than once a month, with the final disbursement to be made no later than the Maturity Date. The aggregate disbursements from the Interest Reserve shall not exceed Three Million and

        No/100 Dollars ($3,000,000.00). Nothing in this subsection 1.1.4 shall be deemed to relieve Borrower of its obligation to timely pay all interest as it comes due. If Borrower has not paid all interest due on the Loan on the due date pursuant to Section 1.4, and if Lenders make an advance of interest under this subsection which is greater than the required amount of such advance, then upon determination and notification thereof by Agent to Borrower, Borrower shall repay the excess advance within two (2) Business Days after Borrower's receipt of such notice (notwithstanding anything to the contrary contained in Section 1.6 hereof). Such repayment shall constitute a permitted prepayment of principal, without penalty of any sort, notwithstanding any other provision of this Amendment or the other Loan Documents to the contrary. For example:

                if prior to any Loan advance, on the first day of a calendar month, $100.00 of interest had accrued for the prior month (the "PRIOR MONTH") on the portion of the Loan advanced; and the Borrower paid no interest on such day; and Lenders advanced the entire $100.00 of interest due on that day (there being sufficient funds remaining in the Interest Reserve to do so); and the financial reports for the Project for the Prior Month received by Agent by the twentieth (20th) of the month following the Prior Month show that the Net Cash Flow for the Prior Month was $30.00, the entire advance of $100.00 would be added to the principal balance of the Loan on the date of the advance. If Agent sends Borrower a notice stating that the Interest Reserve was overadvanced by $30.00, Borrower would then be obligated to pay back the $30.00 within two (2) Business Days after Borrower received such notice. Upon receipt of the $30.00 by Agent, the principal balance would be reduced as of that date by $30.00, the Interest Reserve would be increased by the $30.00 repayment, and such partial prepayment of principal would be allowed without penalty of any sort. Nothing in this example should be construed to either (i) relieve Borrower of its obligation to have paid the $30.00 on the first day of the month following the Prior Month, or (ii) require Lenders to have advanced the $30.00.

                "NET CASH FLOW" for any period means all gross revenue ("GROSS REVENUE") collected from or in connection with the Project (whether collected by a Borrower or ALC as the lessee and operator of each Property under the applicable ALC Lease) during such period (including rents, other occupancy payments, fees and other amounts paid by residents of the Project, expense reimbursements, interest income and forfeited security deposits, but excluding (to avoid any double counting of revenue) the rent paid to Borrower by ALC pursuant to the ALC Lease of each Property); less (a) all bona fide normal, customary and reasonable operating expenses actually paid during such period, and (b) deposits into reserves approved by Agent or required by the Loan Documents; provided, however, that amounts included in such reserves shall not also be included as an expense upon disbursement from such reserves. Borrower shall deliver to Agent a report of Net Cash Flow (showing the computation thereof) for the prior calendar month on or before the twentieth (20th) day of each calendar month."

                (d) Section 1.2 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: "1.2. LOAN TERM. The Loan shall mature on the Scheduled Maturity Date, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise (the "MATURITY DATE"). The "SCHEDULED MATURITY DATE" shall mean September 28, 2001; provided, however, so long as no petition under any Chapter of Title 11 of the United States Code (or similar state law) has been filed by or against any Borrower or ALC as of September 28, 2001, the Scheduled Maturity Date may be extended by Borrower (by giving written notice thereof to Agent prior to September 28, 2001) to the earlier of (i) May 31, 2002, or (ii) the earliest of the date on which a petition under any Chapter of Title 11 of the United States Code (or similar state law) is filed by or against any Borrower or ALC." Any reference to Maturity Date contained in the Loan Documents shall be deemed a reference to the Maturity Date as modified by this Amendment.

                (e) Section 1.5 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        "1.5. SOURCES AND USES. The sources and uses of funds for the contemplated transaction are as follows:

                    SOURCES                                          USES
                    -------                                          ----
     Loan:                        $20,000,000       Trade Payable Pay-Off:       $ 1,300,000
                                                    Reimbursement of
                                                    Deposit Account:             $ 2,300,000
                                                    ALC Restructuring Costs:     $ 2,300,000
                                                    Lenders Restructuring Fee:   $   490,000
                                                    Loan Modification Fee:       $   250,000
                                                    Funding Fee:                 $    50,000
                                                    Interest Reserve             $ 3,000,000
                                                    Estimated Closing Costs:     $   200,000
                                                    Other Approved Uses          $   710,000
                                                    Use of Additional Fundings
                                                    Under Loan Agreement Prior
                                                    to this Amendment            $ 9,400,000

     Total:                       $20,000,000       Total:                       $20,000,000

                Lenders' obligation hereafter to disburse any portion of the Loan for the uses set forth above is subject to the following conditions: (i) until such time as Borrower has executed and delivered to Agent a Mortgage, Assignment of Leases, Subordination and such UCC financing statements required by Agent with respect to each of the Pool 3 Properties and Agent has received an acceptable Title Policy with respect to each of the Pool 3 Properties (collectively, the "INITIAL DISBURSEMENT CONDITIONS"), Lenders shall have no obligation to disburse any portion of the Loan, but Lenders may, in Agent's sole discretion, disburse any portion or all of the Loan to be used by Borrower for such of the uses set forth above as may be designated by Agent;
(ii) after the Initial Disbursement Conditions have been satisfied, and upon not less than three (3) Business Days prior written notice from Borrower, Lenders shall disburse a portion of the Loan to be used by Borrower for any of the uses set forth above (up to the maximum amounts permitted above) as requested by Borrower, but specifically excluding the portion of the Loan allocated to Other Approved Uses; (iii) in the event that in Agent's reasonable opinion any default is then continuing under any of the Loan Documents, Lenders shall have no obligation to disburse any of the undisbursed portion of the Loan; (iv) Lenders, at Agent's option, may disburse any portion of the Loan directly to any third party recipient in connection with the uses set forth above in lieu of disbursement to Borrower, except that with respect to any amount under $250,000 owed to a trade vendor, Lenders shall disburse such amount directly to Borrower, who shall immediately pay such amount to the applicable trade vendor; (v) Lenders shall disburse the portion of the Loan allocated to the Deposit Account directly into a separate bank account (the "TENANT ACCOUNT") with a bank reasonably acceptable to Agent, subject to the terms and conditions set forth below; (vi) Lenders, at Agent's option, may disburse up to $200,000 of the Loan into a reserve account controlled by Agent which shall be used by Agent towards the payment of closing costs incurred in connection with this Amendment; (vii) before Lenders shall have any obligation to disburse any portion of the Loan hereunder, Borrower shall provide Agent with evidence reasonably satisfactory to Agent of the applicable amounts payable by ALC or a Borrower to the party entitled to such payment; (viii) in the event that Borrower requests a disbursement of a portion of the Loan under the Other Approved Uses line item above, Agent may approve or deny such request in its sole and absolute discretion; and (ix) notwithstanding anything to the contrary contained in subsection 1.1.1 hereof, Lenders shall have no obligation to disburse any portion of the Loan more than twice per calendar month (but in no event more than once per calendar week) or in an amount less than $500,000.

                The Tenant Account and any disbursements therefrom shall be subject to the following additional terms and conditions: (i) the Tenant Account shall be earmarked for the return of tenant deposits and for no other purpose;
(ii) any disbursement from the Tenant Account in an amount equal to or greater than $1,000 shall require an authorized signature by Agent (as well as an authorized signature by Borrower or ALC); (iii) Borrower shall promptly deposit into the Tenant Account any deposits from tenants at the Properties received by Borrower; and (iv) Borrower shall cause ALC to execute and deliver to Agent by the 20th day of each calendar month (commencing August 20, 2001) a monthly certification that ALC has used the funds in the Tenant Account solely for the purpose of reimbursing the deposits of tenants at the assisted living facilities it owns, leases or operates."

                (f) Section 1.6 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: "1.6 PREPAYMENTS OF LOAN. Borrower may prepay the outstanding principal balance of the Loan in full (but not in part) at any time, provided Borrower gives Agent at least ten (10) business days prior written notice."

                (g) Section 1.7 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        "1.7 ALC PROPERTIES. Borrower represents and warrants to Agent and Lenders that ALC or an Affiliate of ALC owns the real property listed on Exhibit C hereto together with all improvements thereon (the "ALC PROPERTIES"), free of all liens and security interests in favor of others, other than real estate taxes not yet delinquent. Borrower will not permit any of the ALC Properties to hereafter be sold, transferred, encumbered (other than real estate taxes not yet delinquent and easements, rights-of-way, restrictions, mechanic's liens which are removed or contested within thirty (30) days of filing and other similar encumbrances incurred in the ordinary course of business of ALC, which do not materially detract from the value of the ALC Property subject thereto or materially interfere with the ordinary conduct of business of ALC or an Affiliate of ALC at such ALC Property), ground leased, master leased or refinanced without Agent's prior written consent. A breach of any of such requirements, as reasonably determined by Agent, shall be an Event of Default under this Agreement."

                (h) Section 1.8 of the Loan Agreement is hereby deleted in its entirety, and all references in the Loan Documents to the Exit Fee are also deleted. In lieu of an Exit Fee, Borrower shall pay Agent a restructuring fee (the "LENDERS RESTRUCTURING FEE") in the amount of $490,000, which fee shall be paid by Borrower simultaneously with the execution of this Amendment. Also upon execution of this Amendment, Borrower shall pay Agent a loan modification fee of $250,000 (the "LOAN MODIFICATION FEE") and a funding fee of $50,000 (the "FUNDING FEE").

                (i) Section 7.1(d) of the Loan Agreement is hereby amended by deleting any references to ALC in such section.

                (j) Section 7.1(h) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof: "The Project Yield for the immediately preceding three (3) months shall fall below twenty-five percent (25%). "PROJECT YIELD" shall mean the quotient (expressed as a percentage) as reasonably determined by Agent of (x) the annualized Net Operating Income from all of the Included Properties, as determined by Agent's audit, at Borrower's expense (or at Agent's option, as reasonably estimated by Agent), divided by (y) the then-current outstanding principal balance of the Loan plus all accrued but unpaid interest thereon."

                (k) In addition to and simultaneously with the execution and delivery of this Amendment, ALC Indiana and ALC Ohio, Inc. shall each execute and deliver to Agent the following documents with respect to each of the Pool 3 Properties located in Indiana and Ohio, respectively: (1) a Mortgage, (2) an Assignment of Leases, (3) such Uniform Commercial Code financing statements as Agent may require, and (4) a Subordination.

                (l) The term "Senior Debt" as defined in the Intercreditor Agreement shall mean all amounts owed by Borrower to Senior Creditor (as defined in the Intercreditor Agreement) under all of the existing Loan Documents (as amended hereby), this Amendment and each of the Loan Documents executed in connection with this Amendment. The term "Senior Mortgages" as defined in the Intercreditor Agreement shall include the Mortgages on the Pool 1 Properties and the Mortgages on the Pool 3 Properties. The term "Senior Security Documents" as defined in the Intercreditor Agreement shall include each of the existing Loan Documents (as amended hereby), this Amendment and each of the Loan Documents executed in connection with this Amendment.

                (m) ALC Indiana is hereby joined to the Loan Agreement, the Notes, the Environmental Indemnity and the Intercreditor Agreement with the same effect as if ALC Indiana had executed such documents originally as a Borrower. Any and all references in the Loan Documents to the "Borrower" shall also include ALC Indiana. The legal descriptions of each of the Pool 3 Properties attached hereto as Exhibit A are hereby added to Exhibit A to the Environmental Indemnity.

                (n) This Amendment and each of the documents executed in connection herewith shall be deemed to be Loan Documents. Any and all references in the Loan Documents to the "Loan", the "Loan Agreement" or the "Loan Documents" shall mean the Loan, the Loan Agreement, or the Loan Documents, respectively, as amended hereby.

                2. ACKNOWLEDGMENT AND AGREEMENT OF BORROWER AND ALC. Borrower and ALC hereby acknowledge and agree that: (a) Neither ALC nor Borrower has any defense, offset or counterclaim with respect to the payment of any sum owed to Lenders, or with respect to the performance or observance of any warranty or covenant contained in any of the other Loan Documents; and (b) Lenders have performed all obligations and duties owed to Borrower through the date hereof. In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Borrower and ALC, for itself and on behalf of all present and former officers, directors, stockholders, agents, employees, predecessors, subsidiaries, affiliates, successors and assigns (all of the foregoing hereafter collectively referred to as "RELEASORS") have fully and forever remised, released and discharged and do hereby fully and forever remise, release and discharge Agent and Lenders, and each and all of their respective subsidiaries and affiliated corporations, companies, divisions, predecessors, successors and assigns, and each and all of their respective directors, officers, employees, attorneys, accountants, consultants, and other agents, of and from all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, judgments, executions, claims and demands of whatsoever, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, which the Releasors, jointly or severally, have had, may have had, or now have, or which the Releasors, jointly or severally, hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, whenever arising, to and including the date of this Amendment.

                3. REPRESENTATIONS AND WARRANTIES. To induce Lenders to amend the Loan Documents, Borrower and ALC represent and warrant to Lender that:

                (a) Representations and Warranties. On the date hereof, the representations and warranties set forth in the Loan Documents are true and correct with the same effect as through such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

                (b) Authority. Borrower and ALC have full power and authority to consummate this Amendment, and have full power and authority to incur and perform the obligations provided for under this Amendment, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority or regulatory body which has not been obtained is required as a condition to the validity or enforceability of this Amendment.

                (c) Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrower and ALC respectively, fully enforceable against Borrower and ALC respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

                (d) No Conflicting Agreements. The execution and performance by Borrower and ALC of this Amendment, will not (i) to the best of Borrower's and ALC's knowledge, violate any provision of law or any order of any court or other agency of government; or (ii) violate the Incorporation Documents or any material indenture, contract, agreement or other instrument to which Borrower or ALC is a party, or by which any of their respective property is bound, or be in conflict with, result in a breach of or constitute (with due notice and or lapse of time) a default under, any such material indenture, contract, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or ALC, other than in favor of Lenders.

                (e) Solvency; No Change. No Borrower is insolvent, and there has been no (i) assignment for the benefit of creditors of any of them, (ii) appointment of a receiver for any of them or their property, or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them. Since the filing with the Securities Exchange Commission of ALC's 10Q Report on May 15, 2001, there has been no material adverse change in the structure, business operations, credit prospects or financial condition of Borrower, ALC or the Project.

                4. EFFECTIVENESS OF THIS AMENDMENT. The amendments set forth above shall become effective as of the date of this Amendment. In the event of any conflict between the terms of any Loan Document and this Amendment, this Amendment shall prevail.

                5. EFFECT ON LOAN DOCUMENTS. Except as specifically amended hereby, the terms and provisions of the Loan Documents are in all other respects ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing or other communication relating to the Loan Documents, any reference to a Loan Document shall be deemed to be a reference thereto as amended by this Amendment.

                6. FEES AND EXPENSES. Borrower hereby agrees to pay all reasonable expenses incurred by Agent and/or Lenders in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related hereto, including, without limitation, the reasonable fees and expenses of Agent and/or Lenders' counsel and paralegals, and any filing fees, title insurance premiums, and recordation tax required in connection with the filing of any documents necessary to consummate the provisions of this Amendment. Without limiting the foregoing in any way, in the event that the amount of closing costs in connection with this Amendment exceeds amounts paid through proceeds of the Loan pursuant to Section 1(e) above, Borrower shall promptly pay such excess to Agent upon demand therefore by Agent.

                7. NO CUSTOM. This Agreement shall not establish a custom or course of dealing or waive, limit or condition the rights and remedies of Agent and/or Lenders under the Loan Documents, all of which are expressly reserved.

                8. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

                9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed original and all of which taken together shall constitute one and the same Amendment.

                10. SEVERABILITY. If any provision of this Amendment or the application thereof to any party or circumstance is held to be invalid or unenforceable, the remainder of this Amendment and the application of such provision to other parties and circumstances will not be affected thereby, the provisions of this Amendment being severable in any such instance.

                11. MODIFICATIONS. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

                12. PRINCIPAL'S AGREEMENTS. In connection with the Loan, ALC has made, executed and delivered to Agent that certain Guaranty dated February 20, 2001 and that certain Hazardous Materials Indemnity Agreement dated February 20, 2001 (collectively, the "PRINCIPAL'S AGREEMENTS"). ALC expressly reaffirms and ratifies its continuing obligations made under all of the Principal's Agreements. All of the waivers set forth in the Principal's Agreements are hereby incorporated herein by reference. Further, ALC agrees to comply with the provisions of Section 1.7 of the Loan Agreement as amended by this Amendment, and acknowledges the material benefits received by ALC pursuant to this Amendment.


                        [SIGNATURES APPEAR ON NEXT PAGE]

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment or have caused the same to be executed by their duly authorized representatives as of the date first above written.

                                       BORROWER:

                                       ALC OHIO, INC., a Nevada corporation

                                       By:
                                          --------------------------------------
                                          Drew Q. Miller, Treasurer

                                       ALC PENNSYLVANIA, INC.,
                                       a Nevada corporation

                                       By:
                                          --------------------------------------
                                          Drew Q. Miller, Treasurer

                                       ALC IOWA, INC.,
                                       a Nevada corporation

                                       By:
                                          --------------------------------------
                                          Drew Q. Miller, Treasurer

                                       ALC NEBRASKA, INC.,
                                       a Nevada corporation

                                       By:
                                          --------------------------------------
                                          Drew Q. Miller, Treasurer

                                       ALC NEW JERSEY, INC.,
                                       a Nevada corporation

                                       By:
                                          --------------------------------------
                                          Drew Q. Miller, Treasurer

                                       ALC INDIANA, INC.,
                                       a Nevada corporation

                                       By:
                                          --------------------------------------
                                          Drew Q. Miller, Treasurer

                                       ALC:

                                       ASSISTED LIVING CONCEPTS, INC.,
                                       a Nevada corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Its:
                                            ------------------------------------


                                       AGENT AND LENDER:

                                       HELLER HEALTHCARE FINANCE, INC.,
                                       a Delaware corporation, as Agent and a
                                       Lender

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Its:
                                            ------------------------------------